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GLENBOROUGH REALTY TRUST INCORPORATED                              EXHIBIT 12.1
Computation of Ratio of Earnings to Fixed Charges for the five years ended December 31, 1996 and the three and nine month periods ended September 30, 1996

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
                                        GRT Predecessor Entities, Combined                   The Company
                                                                                            Three     Nine
                                                                                            Months   Months
                                              Twelve months ended December 31,              Ended    Ended
                                          1991      1992       1993      1994       1995   9/30/96  9/30/96
                                          ------------------------------------------------------------------
EARNINGS, AS DEFINED
   Net Income (loss)                      $1,301    ($2,681)   $4,418    $1,580     $524   $1,003   ($3,409)
   Extraordinary items                       (25)      (556)   (2,274)      -         -       186     7,423
   Federal & state income taxes              -          700        24       176      357      -         -
   Minority interest                          55         (8)        5        43       -        69       312
   Fixed charges                           1,180      1,860     1,301     1,140    2,129    1,125     2,546
                                          ------------------------------------------------------------------
                                          $2,511       (685)   $3,474    $2,939   $3,010   $2,383    $6,872
                                          ==================================================================
FIXED CHARGES, AS DEFINED                 $1,180     $1,860    $1,301    $1,140   $2,129   $1,125    $2,546
                                          ==================================================================
RATIO OF EARNINGS TO
   FIXED CHARGES                            2.13      (0.37)     2.67      2.58     1.41     2.12      2.70
                                          ==================================================================
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